Exhibit 99.2

INVENTIV HEALTH, INC.

NOTICE OF GUARANTEED DELIVERY

OFFERS TO EXCHANGE

$185,497,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10% SENIOR NOTES DUE 2018 AND

$164,503,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10% SENIOR NOTES DUE 2018, THE

ISSUANCE OF WHICH HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED,

FOR

ANY AND ALL OF ITS OUTSTANDING $185,497,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10% SENIOR NOTES DUE 2018 ISSUED ON AUGUST 4, 2010 AND JUNE 10, 2011 AND

$164,503,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 10% SENIOR NOTES DUE 2018 ISSUED ON JULY 13, 2011, RESPECTIVELY

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offers made by inVentiv Health, Inc., a Delaware corporation (the “Issuer”), and the Guarantors, pursuant to the Prospectus, dated                     , 2014 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date of the Exchange Offers. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust, National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Outstanding Notes pursuant to the Exchange Offers, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 11:59 p.m., New York City time, on the Expiration Date of the Exchange Offers. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.

The Exchange Agent is:

WILMINGTON TRUST, NATIONAL ASSOCIATION

By Registered or Certified Mail:	By Regular Mail:	By Overnight Courier or Hand Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Address: Corporate Capital Markets

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attention: Sam Hamed

Telephone: (302) 636-6181

Wilmington Trust, National Association

c/o Wilmington Trust Company

Address: Corporate Capital Markets

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attention: Sam Hamed

Telephone: (302) 636-6181

Wilmington Trust, National Association

c/o Wilmington Trust Company

Address: Corporate Capital Markets

1100 North Market Street

Rodney Square North

Wilmington, DE 19890

Attention: Sam Hamed

Telephone: (302) 636-6181

By Facsimile Transmission
(eligible institutions only):
(302) 636-4139

Telephone Inquiries:
(302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space in Box 8 provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Issuer the principal amount of Outstanding Notes ((i) $164,503,000 aggregate principal amount issued August 4, 2010 and June 10, 2011 (the “Initial Outstanding Notes”); and (ii) $185,497,000 aggregate principal amount issued July 13, 2011 (the “Additional Outstanding Notes”, and, collectively with the Initial Outstanding Notes, the “Outstanding Notes”) indicated below, pursuant to the guaranteed delivery procedures described in “The Exchange Offers—Guaranteed Delivery Procedures” section of the Prospectus.

Certificate Number(s) (if known) of Outstanding Notes or Account Number at Book-Entry Transfer Facility	CUSIP /ISIN	Aggregate Principal Amount Represented by Outstanding Notes	Aggregate Principal Amount of Outstanding Notes Being Tendered

PLEASE COMPLETE AND SIGN

(Signature(s) of Record Holder(s))

(Please Type or Print Name(s) of Record Holder(s))

Dated:

Address:
(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature medallion program or an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (a) represents that the above person(s) “own(s)” the Outstanding Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Outstanding Notes complies with Rule 14e-4 under the Exchange Act and (c) guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:
(Zip Code)

Area Code and Tel. No.:

Name:
(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offers. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 1 of the Letter of Transmittal. No notice of Guaranteed Delivery should be sent to the Issuer.

2.	Signatures on this Notice of Guaranteed Delivery.

If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Issuer, evidence satisfactory to the Issuer of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Questions and Requests for Assistance or Additional Copies.

Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers.